Execution Copy




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                            STOCK PURCHASE AGREEMENT


                                  By and Among


                               MOMS PHARMACY, INC.

                                    as Buyer

                            ALLION HEALTHCARE, INC.,

                                    as Parent

                                       And


                    DARIN A. PETERSON AND ALLAN H. PETERSON,

                            COLLECTIVELY, as Sellers




                                Dated May 1, 2003



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                                TABLE OF CONTENTS

                                                                            PAGE


                                       -i-
NYK 826675-13.053645.0010

                                                            Exhibit 2.1

ARTICLE 1  THE TRANSACTION.....................................................1
           1.1       Sale and Purchase of the Shares...........................1
           1.2       Purchase Price............................................2
           1.3       Transfer Taxes............................................2
           1.4       Closing Time and Place....................................2
           1.5       Payment of Purchase Price at Closing......................2
           1.6       Delivery of the Warrants at Closing.......................3
           1.7       Post Closing Purchase Price Adjustment....................3

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF SELLERS...........................3
           2.1       Authorization and Enforceability..........................3
           2.2       Title to Shares...........................................4
           2.3       Organization..............................................4
           2.4       Qualification; Location of Business and Assets............4
           2.5       Capitalization and Ownership..............................4
           2.6       Subsidiaries..............................................4
           2.7       Minute Book, Etc..........................................4
           2.8       Financial Statements......................................5
           2.9       No Conflicts; No Violation of Law or Agreements...........5
           2.10      Litigation and Claims.....................................6
           2.11      Brokers...................................................6
           2.12      No Undisclosed Liabilities................................6
           2.13      No Changes................................................6
           2.14      Taxes.....................................................8
           2.15      Accounts Receivable.......................................9
           2.16      Litigation and Claims.....................................9
           2.17      Material Contracts........................................9
           2.18      Environmental Matters; Worker Health & Safety Matters....11
           2.19      Compliance with Laws.....................................11
           2.20      Consents.................................................12
           2.21      Real Estate..............................................12
           2.22      Personal Property........................................13
           2.23      Intellectual Property....................................13
           2.24      Condition and Sufficiency of the Target Assets...........13
           2.25      Transactions with Related Parties........................14
           2.26      Employees; Officers and Directors........................14
           2.27      Labor Relations..........................................14
           2.28      Insurance................................................14
           2.29      Employee Benefit Plans...................................15
           2.30      Customers................................................16
           2.31      Accounts; Lockboxes and Safe Deposit Boxes...............16
           2.32      Licenses.................................................16




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                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                            PAGE

           2.33      Payment Programs.........................................17
           2.34      Fraud and Abuse..........................................17
           2.35      Physician Self-Referrals.................................17
           2.36      Controlled Substances....................................17
           2.37      Disclosure...............................................17

ARTICLE 3  REPRESENTATION AND WARRANTIES OF BUYER AND PARENT..................18
           3.1       Organization; Qualification; Authority
                         and Enforceability ..................................18
           3.2       No Conflict; No Violation of Laws or Agreements..........18
           3.3       Consents.................................................18
           3.4       Litigation and Claims....................................19
           3.5       SEC Reports, Etc.........................................19
           3.6       Investment Intent........................................19
           3.7       Brokers..................................................19

ARTICLE 4  CERTAIN OBLIGATIONS................................................19
           4.1       Conduct of Business Pending Closing......................19
           4.2       Ordinary Course..........................................20
           4.3       Preservation of Businesses...............................20
           4.4       Maintenance of Employees.................................20
           4.5       Insurance................................................21
           4.6       Cooperation..............................................21
           4.7       Access, Information, and Documents.......................21
           4.8       Acquisition Proposals....................................21
           4.9       Controlled Substances Registration.......................21
           4.10      Guaranties...............................................21
           4.11      Related Party Balances...................................22
           4.12      Lease Extension..........................................22
           4.13      D&O Insurance............................................22
           4.14      Patent Application Assignment............................22
           4.15      Management Representation Letters........................22

ARTICLE 5  CONDITIONS TO CLOSING..............................................22
           5.1       Conditions Precedent to Obligations of Buyer and Parent..22
           5.2       Conditions Precedent to the Obligations of the Sellers...23

ARTICLE 6  DELIVERIES AND PROCEEDINGS AT CLOSING..............................24
           6.1       Closing Deliveries by Seller.............................24
           6.2       Deliveries By Buyer and Parent...........................25

ARTICLE 7  TERMINATION........................................................26

ARTICLE 8  CERTAIN ADDITIONAL COVENANTS.......................................26
           8.1       Costs and Expenses.......................................26
           8.2       No Solicitation..........................................26
           8.3       Non-Competition..........................................26
           8.4       Confidential Information; Confidentiality................27
           8.5       Adjustments to Purchase Price............................27
           8.6       Section 338 Election.....................................27

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                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                            PAGE


ARTICLE 9  INDEMNIFICATION....................................................28
           9.1       Survival.................................................28
           9.2       Indemnification by the Sellers...........................28
           9.3       Indemnification by Buyer and Parent......................28
           9.4       Materiality..............................................29
           9.5       Limitations..............................................29
           9.6       Notice and Opportunity to Defend.........................30
           9.7       Claims for Indemnity.....................................30
           9.8       Adjustments to Indemnification Payments..................31
           9.9       No Other Representations, Etc.; Rescission...............31
           9.10      Sole and Exclusive Remedy................................32
           9.11      Survival of Indemnification Obligations..................32

ARTICLE 10 MISCELLANEOUS......................................................32
           10.1      Notices..................................................32
           10.2      Successors and Assigns...................................33
           10.3      Construction.............................................33
           10.4      Governing Law............................................34
           10.5      Consent to Jurisdiction..................................34
           10.6      Headings.................................................34
           10.7      Counterparts.............................................34
           10.8      Further Assurances.......................................34
           10.9      Course of Dealing........................................34
           10.10     Severability.............................................34
           10.11     Entire Agreement.........................................35

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


                                LIST OF EXHIBITS


Exhibit A        Definitions

Exhibit B        Form of Warrant Agreement

Exhibit C        Form of Security Agreement

Exhibit D        Form of Notes

Exhibit E        Form of Employment Agreement

Exhibit F        Form of Consulting Agreement

Exhibit G        Form of Officer's Certifications

Exhibit H        Form of Legal Opinion of Cooley Godward LLP

Exhibit I        Form of Legal Opinion of McDermott, Will & Emery

Exhibit J        Form of General Release

Exhibit K        Form of Torrance Lease

Exhibit L        April 16 Balance Sheet

                            STOCK PURCHASE AGREEMENT

           This STOCK PURCHASE AGREEMENT (the "AGREEMENT"), is made and entered into this 1st day of May, 2003, by and among MOMS PHARMACY, INC., a California corporation ("BUYER"), its sole stockholder, ALLION HEALTHCARE, INC., a Delaware corporation ("PARENT"), DARIN A. PETERSON ("DARIN" or "SELLER") and ALLAN H. PETERSON ("ALLAN" or "SELLER" and together with Darin, the "SELLERS").

                                   BACKGROUND:

           Sellers own all of the issued and outstanding shares of capital stock of Medicine Made Easy ("TARGET"), a California corporation (the "SHARES").

           Target operates a specialty retail pharmacy business in the State of California (the "BUSINESS").

           Pursuant to a non-binding letter of intent among Target, the Sellers and Parent, Parent has paid Target Three Hundred Thousand Dollars ($300,000) as consideration for being permitted to conduct a due diligence investigation of Target.

           Parent desires to and will purchase through Buyer and Sellers desire to and will sell, transfer and deliver to Buyer, all the Shares on the terms and conditions of this Agreement.

           All capitalized (and as noted herein, uncapitalized) words or expressions used in this Agreement (including the Schedules and Exhibits annexed hereto) have the meanings specified in EXHIBIT A hereto (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

           In consideration of the foregoing, the mutual representations, warranties and covenants set forth in this Agreement, and for the good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

                                 THE TRANSACTION

           1.1 SALE AND PURCHASE OF THE SHARES. Upon the terms and subject to the conditions contained in this Agreements, at the Closing:

               (a) Each Seller shall sell, transfer, assign and convey the Shares owned by such Seller to Buyer and shall deliver to Buyer (or its Designated Subsidiary) a stock certificate or certificates representing all of such Shares, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer, with all signatures guaranteed and with appropriate transfer stamps, if any, affixed, free and clear of any Lien; and

               (b) Buyer or its Designated Subsidiary shall purchase, acquire and accept from the Sellers all right, title and interest in and to the Shares.

           1.2 PURCHASE PRICE. The aggregate consideration for the Shares is Four Million Six Hundred Fifty Thousand Dollars ($4,650,000) (the "PURCHASE PRICE") and warrants to purchase 227,273 shares of common stock of Parent at a price per share of $11.00 (the "Warrants"), in substantially the form attached hereto as EXHIBIT B, payable in accordance with Section 1.5 and Section 1.6, and subject to adjustment after the Closing as set forth in Section 1.7.

           1.3 TRANSFER TAXES. Sellers shall pay all stock transfer Taxes, regarding fees and other sales, transfer, use, purchase or similar Taxes resulting from the transactions contemplated hereby.

           1.4 CLOSING TIME AND PLACE. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020 at 10:00 a.m. on the date of this Agreement. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE." The Closing will occur contemporaneously with the closing of the Related Transactions and will be effective at 11:59 p.m. on the Closing Date.

           1.5 PAYMENT OF PURCHASE PRICE AT CLOSING. At the Closing, Buyer or Parent shall pay the Purchase Price as follows:

               (a) Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), as follows:

                    (i) the amount set forth on the Indebtedness Payoff Letter, by wire transfer of immediately available funds to the account of the Creditor named therein.

                    (ii) the remainder of the Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) allocated between the Sellers as indicated on
Schedule 1.5 of the Sellers' Disclosure Schedule, by wire transfer of immediately available funds to the account of each respective Seller as such Seller shall direct in writing to Buyer no later than two (2) business days before the Closing Date.

               (b) Parent will deliver subordinated, secured promissory notes in the aggregate principal amount of One Million One Hundred Fifty Thousand Dollars, which shall be due and payable no later than the first (1st) anniversary of the Closing Date, allocated between the Sellers as indicated on
Schedule 1.5 of the Sellers' Disclosure Schedule (the "1 YEAR NOTES"), together with a Security Agreement in substantially the form attached hereto as EXHIBIT C.

               (c) Parent will deliver subordinated, secured promissory notes, in the aggregate principal amount of One Million Two Hundred Fifty Thousand Dollars, which shall be due and payable no later than the second (2nd) anniversary of the Closing Date, allocated between the Sellers as indicated on
Schedule 1.5 of the Sellers' Disclosure Schedule (the "2 YEAR NOTES" and together with the 1 Year Notes, the "NOTES"), together with a Security Agreement in the form attached hereto as EXHIBIT C. The Notes shall be in the form attached hereto as EXHIBIT D.



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


           1.6 DELIVERY OF THE WARRANTS AT CLOSING. At the Closing, Parent shall deliver the Warrants, allocated between the Sellers as indicated on Schedule 1.6 of the Sellers' Disclosure Schedule.

           1.7 POST CLOSING PURCHASE PRICE ADJUSTMENT.

               (a) After the Closing, Parent shall have full control over all negotiations and settlement of the matters arising out of the content described in the April 14, 2003 letter from Ramsell Corporation to Target (the "RAMSELL LETTER"), but shall keep the Sellers informed of the status of such negotiations and any such settlement and shall copy the Sellers on any applicable correspondence received by Target or Parent, or sent by Target or Parent relating to the subject matter described in the Ramsell Letter. The amount of any such settlement (the "SETTLEMENT AMOUNT") shall include reasonable attorneys' fees incurred by Parent and Target in connection with the subject matter described in the Ramsell Letter in an amount not to exceed Twenty Five Thousand Dollars ($25,000).

               (b) In the event that the Settlement Amount is less than Two Hundred Fifty Thousand Dollars ($250,000), Parent shall promptly, but in no event later than three (3) business days following the payment of such Settlement Amount, pay to Sellers (allocated between the Sellers according to the percentage allocation schedule contained on Schedule 1.5 of the Sellers' Disclosure Schedule), by wire transfer according to the wiring instructions provided by each of the Sellers to Parent, an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) less the Settlement Amount.

               (c) If the Settlement Amount is more than Two Hundred Fifty Thousand Dollars ($250,000) (the amount above $250,000 being hereinafter referred to as the "EXCESS SETTLEMENT AMOUNT"), Buyer and Parent shall be entitled to indemnification by the Sellers as set forth in Article 9, including, without limitation, Sections 9.2 and 9.5, for such additional amount.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

           Except as set forth in correspondingly numbered sections of the disclosure schedule delivered by the Sellers to Buyer on or before the date of this Agreement (the "Sellers' Disclosure Schedule"), each Seller hereby jointly and severally represents and warrants to Parent and Buyer, as of the date hereof as follows:

           2.1 AUTHORIZATION AND ENFORCEABILITY. Each Seller has all necessary power and authority, as the case may be, to execute and deliver each Transaction Agreement to which he is a party and to consummate the transactions contemplated thereby. Each Seller's execution and delivery of, and the performance of his obligations under, the Transaction Agreements to which he is a party has been authorized by all necessary action. Each Transaction Agreement to which he is a party has been duly executed and delivered on behalf of such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

           2.2 TITLE TO SHARES. Each Seller owns of record and beneficially all of the Shares set forth opposite their respective names on SCHEDULE 2.2 of the Sellers' Disclosure Schedule free and clear of all Liens. There are no outstanding securities, options, warrants, rights, agreements, calls, subscription commitments, demands, or understandings relating to the sale or disposition of any of the Shares, obligating either Seller to grant, offer or enter into any of the foregoing, or relating to the voting or control of any Shares.

           2.3 ORGANIZATION. Target is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Copies of Target's Charter and Bylaws have been delivered to Buyer and are correct, complete and in full force and effect.

           2.4 QUALIFICATION; LOCATION OF BUSINESS AND ASSETS. Target is duly qualified and in good standing as a foreign corporation and has all requisite corporate power and authority to do business in the jurisdictions set forth on
SCHEDULE 2.4 of the Sellers' Disclosure Schedule, which jurisdictions are the only jurisdictions wherein the character of the properties owned or leased or the nature of activities conducted by Target make such qualification necessary. Set forth on SCHEDULE 2.4 of the Sellers' Disclosure Schedule is each location (specifying state, county, and city) where Target (a) has a place of business,
(b) owns or leases real property, (c) maintains inventory, and/or (d) maintains employees.

           2.5 CAPITALIZATION AND OWNERSHIP. The authorized capital stock of Target consists of 1,000,000 shares of common stock, $0.01 par value per share, of which 10,000 shares are issued and outstanding. The Sellers are the record and beneficial owner of all the Shares. All the Shares have been duly authorized, validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon Target or any other Person and were issued in compliance with all applicable federal and state securities or "blue-sky" laws and regulations. There are no outstanding securities, options, warrants, rights, agreements, calls, subscription commitments, demands, or understandings of any character whatsoever, fixed or contingent, that directly or indirectly (i) call for the issuance, sale or other disposition of any capital stock of Target and there are no securities convertible into or exchangeable for any capital stock of Target or (ii) obligate either Seller to grant, offer or enter into any of the foregoing or (iii) relate to the voting or control of any capital stock of Target. No person has any right to require Target or Seller to register any securities of Target under any federal or state securities laws.

           2.6 SUBSIDIARIES. Target does not, directly or indirectly, own any equity ownership interest in, any Person.

           2.7 MINUTE BOOK, ETC. The minute book, stock certificate book and stock record book of each of Target is complete and the signatures therein are the true signatures of the persons purporting to have signed the documents contained therein. Such minute book contains accurate and complete minutes of all meetings or written consents to action of the Boards of Directors and shareholders of Target. All material corporate actions taken by Target have been duly authorized or subsequently ratified. The Books and Records of Target have been maintained on a consistent basis in accordance with applicable laws and accurately reflect in all material respects the condition, financial or otherwise, of Target.

           2.8 FINANCIAL STATEMENTS.

               (a) Attached hereto as SCHEDULE 2.8 of the Sellers' Disclosure
Schedule is (i) a true and correct copy of the unaudited balance sheet of Target as of December 31, 2002 (the "FINANCIAL STATEMENT DATE") and the related consolidated statements of profit and loss and cash flows for the fiscal year then ended (collectively, the "UNAUDITED FINANCIAL STATEMENTS"), and (ii) the unaudited balance sheet of Target and related statement of profit and loss as of, and for the period beginning on January 1, 2003 and ended on April 30, 2003 (collectively, together with the Unaudited Financial Statements, the "FINANCIAL STATEMENTS," with the Financial Statements as of and at April 30, 2003 being referred to herein as the "INTERIM STATEMENTS").

               (b) The Financial Statements: (i) were prepared from the Books and Records of Target, which Books and Records have been maintained in accordance with all legal and accounting requirements and completely and accurately reflect all financial transactions of Target, including, without limitation, the accounts receivable, accounts payable and revenue of Target for the periods covered by and as at the dates of the Financial Statements: (ii) were prepared in accordance with GAAP consistently applied; and (iii) present fairly in all material respects the financial condition of Target and the results of its operations for the periods covered by, and as at the dates of, each of the Financial Statements except that the Interim Statements omit footnote disclosures and do not reflect year-end adjustments which will not, in the aggregate, be material. The statements of profit and loss included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

           2.9 NO CONFLICTS; NO VIOLATION OF LAW OR AGREEMENTS. The execution and delivery by each Seller of each Transaction Agreement to which he is a party does not, and the consummation by the Sellers of the transactions contemplated hereby, will not:

               (a) contravene any provision of Target's Charter or Bylaws;

               (b) conflict with, constitute or result in any breach, default or violation of (or an event which would, with or without the passage of time or the giving of notice or both, constitute or result in a breach, default or violation of) (i) any of the terms, conditions, or provisions of any indenture, mortgage, loan, credit agreement, or any other instrument, contract, agreement or commitment to which either Seller or Target is a party, or by which either Seller or Target is bound or affected, (ii) any judgment or order of any Governmental Authority applicable to either Seller or Target, or (iii) any law, rule or regulation; except, in the case of (i) above, to the extent any such breach, default or violation would not result in a Material Adverse Effect on Target;

               (c) result in the creation or imposition of any Lien upon any Shares or upon any Target Assets or give to others any interests or rights therein; or

               (d) result in the acceleration of any liability or obligation of Target (or give others the right to cause such acceleration); or

               (e) result in the termination or loss of any right (or give others the right to cause such a termination or loss) under any agreement or contract to which either Seller or Target is a party or by which it may be bound, or to which any Shares owned by such Seller or any Target Assets may be subject.

           2.10 LITIGATION AND CLAIMS. There are no Claims pending, or to the best knowledge of the Seller, threatened which seek to delay or prevent the consummation of the transactions contemplated by the Transaction Agreements or which would be reasonably likely to adversely affect or restrict either Seller's ability to perform his obligations under the Transaction Agreements.

           2.11 BROKERS. Neither Seller nor any person acting on behalf of either Seller has engaged, retained or incurred any liability to any broker, investment banker, finder or agent, made any agreement or taken any other action which would cause Target, Buyer, Parent or any Affiliates of Buyer or Parent to be obligated to pay any broker's fee, commission or other fees with respect to the sale of the Shares or as a result of the consummation of any of the transactions contemplated hereby.

           2.12 NO UNDISCLOSED LIABILITIES. Target has no material liability or obligation of any nature, whether due or to become due, absolute, contingent, or otherwise, whether direct or indirect, except (a) to the extent reflected as a liability on the Financial Statements and the notes thereto, (b) material liabilities incurred in the ordinary course of business (and not in violation of this Agreement or any other agreement to which Target is a party or by which it may be bound) and fully reflected as liabilities on the Interim Statements, (c) as set forth on SCHEDULE 2.9 of the Sellers' Disclosure Schedule, or (d) obligations to perform under the contracts disclosed in the disclosure schedule of the Sellers.

           2.13 NO CHANGES. Since March 31, 2002, Target has conducted its business only in the ordinary course of business. Without limiting the generality of the foregoing sentence, since March 31, 2002 there has not been:

               (a) any change in the financial condition, assets, liabilities, net worth, earning power, or business of Target, except for changes in the ordinary course of business consistent with past practice, none of which, individually or in the aggregate, has been or would reasonably be expected to have a Material Adverse Effect on Target;

               (b) any casualty, damage, destruction, or loss, whether or not covered by insurance, adversely affecting the properties, business, or prospects of Target, or any material deterioration in the operating condition of the Target Assets, or any accidents in which any employees or other persons have been killed or seriously injured;

               (c) any Lien placed on any of the Target Assets;

               (d) any declaration, setting aside or payment of a dividend or other distribution in respect of any of the Shares or any direct or indirect redemption, purchase or other acquisition of any of the Shares;

               (e) any increase in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to either Seller or, any officer, director or employee of Target (except normal merit increases made in the ordinary course of business and consistent with past practice), or any increase in, or any addition to, other benefits (including any bonus, profit-sharing, pension or other plan) to which either Seller or any officers, directors or employees of Target may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan except payments in the ordinary course of business and consistent with past practice made pursuant to the Benefit Plans described on SCHEDULE 2.29 of the Sellers' Disclosure Schedule or any other payment of any kind to or on behalf of either Seller or any such officer, director or employee (other than payment of base compensation and reimbursement for reasonable business expenses in the ordinary course of business consistent with past practice);

               (f) any making or authorization of any capital expenditures in excess of Five Thousand Dollars ($5,000);

               (g) any cancellation or waiver of any right material to the operation of the business of Target or any cancellation or waiver of any debts or Claims of substantial value or any cancellation or waiver of any debts or Claims against any Related Party;

               (h) any sale, transfer, lease or other disposition of any material Target Asset, except for inventory in the ordinary course of business;

               (i) any termination or amendment to or suspension or termination of, or receipt by Target or either Seller of any notice of breach or default of, any material lease, contract or other agreement to which Target is a party or from which Target, directly or indirectly, derives rights;

               (j) any payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise) by Target, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities or obligations shown or reflected on the Financial Statements or incurred in the ordinary course of business since the Financial Statement Date;

               (k) any adverse change or any threat of any adverse change in Target's relations with, or any loss or threat of loss of, suppliers or customers which, individually or in the aggregate, had or is likely to have a Material Adverse Effect on Target;

               (l) any write-offs as uncollectible of any notes or accounts receivable of Target or write-downs of the value of any assets or inventory by Target, other than immaterial amounts or in the ordinary course of business consistent with past practice;

               (m) any material change by Target in any method of accounting or keeping its books of account or accounting practices;

               (n) any creation, incurrence, assumption or guarantee by Target of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business consistent with past practice, or any creation, incurrence, assumption or guarantee by Target of any material indebtedness for money borrowed;

               (o) any payment, loan or advance of any material amount to or in respect of, or the sale, transfer or lease of any material Target Asset (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with, any Related Party, except for (i) directors' fees and (ii) compensation to the officers and employees of Target at rates not exceeding the rates of compensation disclosed on SCHEDULE 2.26 of the Sellers' Disclosure Schedule hereto;

               (p) any disposition of (or failure to keep in effect any rights in, to or for the use of) any patent, trademark, service mark, trade name or copyright, or any disclosure to any Person not an employee or other disposal of any trade secret, process or know-how;

               (q) any other transaction, agreement or event outside the ordinary course of Target's business or inconsistent with past practice; or

               (r) any agreement or commitment to take or do any of the actions described in subsections (a) through (q) above.

           2.14 TAXES.

               (a) Except as set forth on SCHEDULE 2.14 of the Sellers' Disclosure Schedule, Target has (i) timely filed all Returns required to be filed by it with respect to all Taxes, including without limitation Returns for the fiscal year ended December 31, 2002 (which Returns have been prepared in accordance with all applicable laws and requirements and are correct and complete), (ii) paid all Taxes required to be paid by it, including without limitation in connection with all Returns for the fiscal year ended December 31, 2002, or such Taxes have been paid on its behalf, and (iii) all Taxes that are required to be collected or withheld have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted.

               (b) The accruals for Taxes contained in the Financial Statements are not less than all unpaid liabilities for Taxes for all periods ended on or before the respective dates of such Financial Statements and include adequate provisions for all deferred Taxes, and nothing has occurred subsequent to such dates to make any of such accruals inadequate. All Taxes for periods beginning after the dates of the Interim Statements have been paid or are adequately reserved against and will be reflected in Financial Statements. Target has (i) timely filed all information returns or reports, including Forms 1099, which are required to be filed and (ii) accurately reported all information required to be included on such returns or reports. True copies of federal and state income tax returns of Target for each of the fiscal years ended December 31, 1999 through December 31, 2002 have been delivered to Buyer.

               (c) No representative of any government taxing authority has made a pending proposal (whether in writing or verbal, formal or informal) to assert any deficiency in Taxes, adjust any Return, or revise the manner in which any Tax liability is determined with respect to Target. Except as disclosed on
SCHEDULE 2.14 of the Sellers' Disclosure Schedule, no Return of Target has been audited by the relevant authorities where any deficiencies or proposed deficiencies resulting from such audit have not been paid or adequately reserved in the Financial Statements. All Returns with respect to which the statute of limitations has not expired are disclosed on SCHEDULE 2.14 of the Sellers' Disclosure Schedule. To Sellers' best knowledge, no Return is under examination by any taxing authority.

           2.15 ACCOUNTS RECEIVABLE. All of the accounts and notes receivable of Target represent amounts receivable for goods and services actually delivered (or in the case of non-trade accounts or notes represent amounts receivable in respect of other bona-fide business transactions), have arisen in the ordinary course of business, are free of any Lien (except as set forth on SCHEDULE 2.15 of the Sellers' Disclosure Schedule), are not subject to any valid counterclaims or offsets and have been billed and are generally due in the normal and ordinary course of business, except to the extent of a reserve in an amount not in excess of the reserve for doubtful accounts reflected on the Financial Statements.
SCHEDULE 2.15 of the Sellers' Disclosure Schedule sets forth the total amount of accounts or notes receivable of Target outstanding as of a date not more than thirty (30) days prior to the date hereof.

           2.16 LITIGATION AND CLAIMS. Except as set forth on SCHEDULE 2.16 of the Sellers' Disclosure Schedule, there is no Claim pending or, to the best knowledge of the Sellers, threatened (and, to the best knowledge of the Sellers, no state of facts exist which reasonably could be expected to lead to any such Claim) by, against or affecting or in any way relating to Target, the Business or, any Target Asset before any Governmental Authority, or any arbitrator. There are presently no outstanding judgments, decrees, or orders of any Governmental Authority, any arbitrator or any other Person against or affecting Target, the Business or any Target Asset. Nothing listed on SCHEDULE 2.16 of the Sellers' Disclosure Schedule could reasonably be expected to have a Material Adverse Effect on Target.

           2.17 MATERIAL CONTRACTS.

               (a) CONTRACTS. Except as set forth in SCHEDULE 2.17(A) of the Sellers' Disclosure Schedule, there are no contracts, agreements, arrangements, commitments, instruments, plans or leases, oral or written (collectively, the "CONTRACTS") to which Target is a party or by which it is bound, meeting any of the following descriptions:

                    (i) any Contract for consulting or other services obligating Target to payments of more than Ten Thousand Dollars ($10,000) annually or having a duration in excess of one (1) year;

                    (ii) any Contract relating to the management of Target;

                    (iii) any contract or agreement for the employment of any person with a base annual compensation of Thirty Thousand Dollars ($30,000) or more;

                    (iv) any Contract relating to the lease of machinery, equipment or other personal property involving payment of fixed rentals in excess of Ten Thousand Dollars ($10,000) in the aggregate for any such lease during the current term thereof or any renewal term to which Target is bound;

                    (v) any Contract for the purchase of any materials or supplies in excess of Five Thousand Dollars ($5,000);

                    (vi) any Contract for the purchase, sale or transfer of equipment or any construction or other similar agreement involving any expenditure in excess of Ten Thousand Dollars ($10,000);

                    (vii) any Contract evidencing or related to indebtedness, obligations or liability for borrowed money, or liability for the deferred purchase price of property, in excess of Ten Thousand Dollars ($10,000) (excluding trade payables incurred in the ordinary course of business consistent with past practice), or any Contract of guaranty, indemnification or other similar commitment relating to the obligations or liabilities of any other Person;

                    (viii) any Contract involving a sharing of profits, joint venture or partnership;

                    (ix) any Contract relating to sales agency, brokerage, distribution or similar matters;

                    (x) any Contract containing covenants limiting the freedom of Target to compete in any line of business or in any area or with any Person;

                    (xi) any other Contract relating to orders for future purchase or delivery of goods or retention of services which is material to Target or which has an aggregate future liability greater than Ten Thousand Dollars ($10,000); or

                    (xii) any other Contract relating to the Business, except Contracts excluded by an express exception from the descriptions set forth in Subparagraphs 2.17(a)(ii) through 2.17(a)(xi) above and except such Contracts which are terminable on less than thirty (30) days' notice without penalty or payment or involving expenditures of less than Ten Thousand Dollars ($10,000) in the aggregate.

               (b) CONTRACT COMPLIANCE. The Contracts listed on SCHEDULE 2.17(A) of the Sellers' Disclosure Schedule are all of the Contracts which are material to the Business. Copies of all such Contracts have been provided to Buyer, are true, correct and complete and have been subject to no amendment, extension or modification, except such as are described in SCHEDULE 2.17(A) of the Sellers' Disclosure Schedule. Each Contract referred to in SCHEDULE 2.17(A) of the Sellers' Disclosure Schedule is valid and binding as to Target and, to the best knowledge of the Sellers, as to any counterparty thereto and, with respect to such Contracts, there is no material default by Target or, to the best knowledge of the Sellers, by any counterparty thereto, and, to the best knowledge of the Sellers, no event which, with notice or the passage of time or both, would constitute such a default by Target, or by any counterparty thereto. No party has any right to cancel, terminate or modify any of the Contracts by reason of the transactions contemplated under this Agreement.

           2.18 ENVIRONMENTAL MATTERS; WORKER HEALTH & SAFETY MATTERS.

               (a) No material quantity of Hazardous Substances has been generated, transported, used, disposed, stored or treated by Target. No material quantity of Hazardous Substances has been released, discharged, disposed, transported, placed in, or on, or been caused or permitted by Target to enter, the soil or water in, under or upon any real property owned, leased or operated by Target.

               (b) Target has complied with all applicable Environmental Laws (as defined below) in all material respects. There is no pending or, to the best knowledge of the Sellers, or overtly threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request specifically directed to Target by any Governmental Entity, relating to any Environmental Law involving Target. For purposes of this Agreement, "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, statute, rule or regulation or the common law relating to the protection of human health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, and any statute, regulation or order pertaining to (i) the treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, or chemicals; (v) the protection of wildlife, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, abandoned or discarded barrels, containers and other closed receptacles; (vii) the health and safety of employees and other persons; and
(viii) the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used in this Section 2.18, the term "release" shall have the meaning set forth in CERCLA.

               (c) The Sellers have made available to Buyer true and complete copies of all of the other permits, licenses franchises, certificates, concessions and other governmental approvals and authorizations held by Target or any of the owners, occupants, subcontractors, sublessees, licensees, or operators of the Real Property Interests pertaining to such Real Property Interests or the operations of Target, as amended, supplemented and modified through the date hereof (the "LICENSES"). SCHEDULE 2.18(A) of the Sellers' Disclosure Schedule contains a list of all such Licenses.

               (d) Target is in compliance in all material respects with all requirements of Worker Health and Safety Laws, and is not subject to any cessation orders or cease and desist orders issued by any other health and safety regulatory agency.

           2.19 COMPLIANCE WITH LAWS. Any other more specific provisions of this
Article 2 2notwithstanding the business, operations and assets of Target have been conducted and are in compliance in all material respects with all applicable federal, state, local or foreign laws, rules, regulations, ordinances, judgments, decrees, orders or other requirements of any Governmental

Authority. Nothing listed on SCHEDULE 2.19 of the Sellers' Disclosure Schedule, either individually or when aggregated with other listing on the Sellers' disclosure schedule could reasonably be expected to have a Material Adverse Effect on Target.

           2.20 CONSENTS. Except as set forth on SCHEDULE 2.20 of the Sellers' Disclosure Schedule, which separately lists (i) all Required Permits and Consents to be obtained prior to Closing and (ii) all other Permits and Consents which may be obtained after Closing, no consent, approval, or authorization of, or registration or filing with, any Person, including any Governmental Authority is required in connection with the execution and delivery of the Transaction Agreements by the Sellers or the consummation by the Sellers of the transactions contemplated hereby, or for the continuation of the Business after Closing.

           2.21 REAL ESTATE.

               (a) OWNED REAL PROPERTY INTERESTS. Target does not own any land, or interests in real property, including easements, rights of way and options.

               (b) LEASED REAL PROPERTY INTERESTS. SCHEDULE 2.21(B) of the Sellers' Disclosure Schedule lists (i) by legal description reasonably acceptable to Buyer all material real property and interests in real property, including easements, rights of way and options leased by Target from or to a third person (the "LEASED REAL PROPERTY INTERESTS" and any other interest in real estate omitted from SCHEDULE 2.21(B) of the Sellers' Disclosure Schedule shall be defined as the "REAL PROPERTY INTERESTS"); (ii) each lease, sublease, assignment, surface, wheelage and other agreement, instrument and consent pursuant to which Target leases, occupies or uses the Leased Real Property Interests, or has subleased or otherwise granted to others any interests therein, copies of which have been previously provided to Buyer (collectively, the "REALTY LEASES"); and (iii) the identity of each lessor, lessee, consenting party, guarantor, if applicable, and any other party to any of the Realty Leases. Except for the Permitted Liens, each of the Realty Leases is valid and binding without further sublease or assignment and in full force and effect as to Target and, to the best knowledge of the Sellers, as to any other party. There is no material default by Target or, to the best knowledge of the Sellers, by any other party, under any of the Realty Leases, and, to the best knowledge of the Sellers, there is no event which, with notice or the passage of time or both, would constitute such material default by Target or, to the best knowledge of the Sellers, by any other party under any of the Realty Leases. Except as set forth on SCHEDULE 2.21(B) of the Sellers' Disclosure Schedule, upon consummation of the transactions contemplated under this Agreement, Target will remain entitled to the full economic, legal and other benefits under the Realty Leases on their present terms, and no party has any right to cancel, terminate or modify any of the Realty Leases by reason of the transactions contemplated under this Agreement.

               (c) CONDEMNATION. Except as set forth on SCHEDULE 2.21(C) of the Sellers' Disclosure Schedule, there is no pending condemnation, expropriation, eminent domain, or similar proceeding affecting all or a material portion of the Real Property Interests and to the best knowledge of the Sellers, no such proceeding is contemplated.

               (d) DISCLOSURE. SCHEDULE 2.21(D) of the Sellers' Disclosure Schedule contains a complete list of all deeds, leases, subleases, and other instruments and documents in the possession of Target or any Seller evidencing the ownership, leasing or right to use of the Real Property Interests.

           2.22 PERSONAL PROPERTY. Set forth on SCHEDULE 2.22 of the Sellers' Disclosure Schedule hereto is a complete list and summary description of all equipment, machinery, motor vehicles, furniture, trademarks, patents, and other tangible and intangible personal property (the "PERSONAL PROPERTY") owned or leased by Target, except for (a) any item of owned personal property with an invoice cost of less than One Thousand Dollars ($1,000) and (b) supplies which have a short-term useful life and are expensed, together with a statement as to the location of each item of Personal Property identified therein. Except as set forth in such SCHEDULE 2.22 of the Sellers' Disclosure Schedule, Target has good and marketable title to all the owned Personal Property and good and valid leasehold interests in all leased Personal Property, reflected in SCHEDULE 2.22 of the Sellers' Disclosure Schedule, free and clear of all Liens except for such Liens which do not materially impair the value or use of the Personal Property.

           2.23 INTELLECTUAL PROPERTY. Set forth on SCHEDULE 2.23 of the Sellers' Disclosure Schedule hereto is a true and correct list of all material patents and patent applications, and all registrations or applications of trademarks, trade names, service marks, and copyrights that are used by, or held by or on behalf of, Target other than intellectual property rights used pursuant to software license agreements (collectively, together with all know-how and trade secrets currently used by, or developed by the employees of, Target that relate to the operations of Target other than intellectual property rights used pursuant to software license agreements, the "INTELLECTUAL PROPERTY"). Target owns (free and clear of all Liens other than Permitted Liens) or has the right to use under a license, without payment to any other party (other than under a license described on SCHEDULE 2.17 of the Sellers' Disclosure Schedule), the Intellectual Property. Since January 1, 1998, (i) no claims have been made in writing by any person challenging or questioning the right of Target to use the Intellectual Property or the validity or scope thereof; (ii) no person has claimed in writing the right to use any Intellectual Property owned or used under license, other than any rights granted by a Target pursuant to a license described on SCHEDULE 2.17 of the Sellers' Disclosure Schedule; and (iii) no claims of patent, trademark, trade name, service mark, or copyright infringement have been made in writing by any person with respect to the right of Target to continue to sell any product or service or to conduct its operations without payment of a royalty or license fee (other than payments that are currently subject to a license described on SCHEDULE 2.17 of the Sellers' Disclosure Schedule). No patent or trademark owned or used under license has been declared unenforceable or otherwise invalid by any court or governmental authority. All patent and trademark registrations or applications which constitute Intellectual Property owned or used under license have been duly registered in, filed in, or issued by, the U.S. Patent and Trademark Office, or other applicable foreign patent and trademark office as listed on SCHEDULE 2.23 of the Sellers' Disclosure Schedule, and have been properly maintained and renewed in accordance with all applicable laws.

           2.24 CONDITION AND SUFFICIENCY OF THE TARGET ASSETS. The Target Assets have been properly maintained and are in good operating condition and repair, subject only to ordinary wear and tear. The Target Assets are all of the assets necessary for the conduct of the Business in substantially the same manner as currently conducted. Prior to the Closing, the Sellers caused the non-Business Target Assets listed on SCHEDULE 2.24 of the Sellers' Disclosure Schedule, and the corresponding liabilities, if any, to be transferred in whole to Sellers.

           2.25 TRANSACTIONS WITH RELATED PARTIES. Except as disclosed on
SCHEDULE 2.25 of the Sellers' Disclosure Schedule, no Related Party:

               (a) has borrowed money from, or loaned money to, Target which has not been repaid;

               (b) has guaranteed the performance of Target under any Contract, Lease or other agreement or instrument which is still in effect or remains outstanding or had its performance under any contract, lease, or other agreement or instrument guaranteed by Target;

               (c) has any contractual or other Claim, express or implied, of any kind whatsoever against Target;

               (d) had any interest in any Target Asset; or

               (e) has been engaged in any other material transaction with Target.

               SCHEDULE 2.25 of the Sellers' Disclosure Schedule also lists all Related Party balances (those between Target on the one hand and any Related Party on the other) ("RELATED PARTY BALANCES") that were outstanding as of the date of this Agreement.

           2.26 EMPLOYEES; OFFICERS AND DIRECTORS. SCHEDULE 2.26 of the Sellers' Disclosure Schedule sets forth the names, titles and current annual salary or other compensation, including any bonus, if applicable, of all present officers, directors and employees of Target with annual base compensation of Thirty Thousand Dollars ($30,000) or more, together with a statement of the full amount of all remuneration paid to each such person and to any director, during the twelve-month period preceding the date hereof.

           2.27 LABOR RELATIONS. Target is not and has never been a party to nor are any of its employees otherwise subject to any collective bargaining agreement. Currently and during the past three (3) years there neither are nor have been any: (a) to the best knowledge of the Sellers, activities or proceedings of any labor union or representatives thereof to organize any employees of Target; (b) unfair labor practice complaints or grievances against Target; or (c) labor strike, dispute, slowdown, work stoppage, picketing, lockout or threat thereof against Target. Target has not received any unresolved or outstanding notice of the intent of any federal, state or, local agency or instrumentality having jurisdiction and responsibility for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Target, and no such investigation is in progress.

           2.28 INSURANCE. Attached hereto as SCHEDULE 2.28 of the Sellers' Disclosure Schedule is a complete and correct list of all policies of insurance of which Target is the owner, insured, or beneficiary, or which covers Target or any of the Target Assets, indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, premium rate, cash value if any, expiration date, and any pending Claims thereunder, excluding routine medical insurance Claims. All such policies are in full force and effect; there is no default with respect to any provision contained in any such policy by Target or to the best knowledge of the Sellers any other party thereto, or, to the best knowledge of the Sellers, any event which, with notice or the passage of time or both would constitute such a default, nor has there been any failure to give any notice or present any Claim under any such policy in a timely fashion or in the manner or detail required by the policy. There are no outstanding unpaid premiums or Claims under such policies. SCHEDULE 2.28 of the Sellers' Disclosure Schedule contains an accurate and complete description of any provision contained in such policies which provides for retrospective or retroactive premium adjustments. Except as described in Section 2.28 of the Sellers' Disclosure Schedule, no notice of cancellation or non-renewal with respect to, or disallowance of any Claim under, any such policy has been received; Target has never been refused any insurance, nor has any coverage been limited by any insurance carrier to which an application for insurance was made or with which insurance was carried; and all general liability policies maintained by or for the benefit of Target have been "occurrence" policies.

           2.29 EMPLOYEE BENEFIT PLANS.

               (a) SCHEDULE 2.29 of the Sellers' Disclosure Schedule sets forth a complete and correct list of all employee benefit plans, as defined in Section 3(3) of ERISA, and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of control, loans or other benefit plans, programs, arrangements or fringe benefits, in each case, which are provided, maintained, contributed to or sponsored by Target on behalf of current or former directors, officers or employees of Target, or for which Target has any liability, contingent or otherwise (collectively, the "BENEFIT PLANS").

               (b) Sellers have furnished Buyer with a complete and accurate copy of (i) the plan document or other governing contract for each Benefit Plan, as amended, and a summary of any unwritten Benefit Plans, (ii) the most recently distributed summary plan description and summary of material modifications,
(iii) each trust or other funding agreement with respect to each Benefit Plan,
(iv) the most recently filed IRS Form 5500 (including schedules and attachments) with respect to each Benefit Plan, (v) the most recently received IRS determination letter and application therefor, and (vi) the most recently prepared actuarial report and financial statements for each Benefit Plan.

               (c) The Benefit Plans have been operated and administered in accordance with their terms and the applicable requirements of ERISA, the Code and any other applicable governing law. All contributions and all payments and premiums required to have been made to or under any Benefit Plan have been timely and properly made (or otherwise properly accrued if not yet due), and nothing has occurred with respect to the operation of the Benefit Plans that would cause the imposition of any liability, penalty or tax under ERISA, the Code or governing law (including, without limitation, applicable foreign laws).

               (d) No Benefit Plan is subject to Title IV of ERISA, or a multiemployer plan within the meaning of Section 3(37)(A) of ERISA. Neither Target nor any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with Target under Section 414(b), (c),
(m) or (o) of the Code ("ERISA AFFILIATES"), has incurred any liability under title IV of ERISA or Section 412 of the Code, except for such liability that has been paid in full.

               (e) For each Benefit Plan that is a defined benefit pension plan within the meaning of Statement of Financial Accounting Standard No. 87 ("SFAS 87"), and including, without limitation, any such Foreign Benefit Plan), the "projected benefit obligation" of each such plan does not exceed the market value of its "plan assets" as of December 31, 2002, as such terms are defined in SFAS 87.

               (f) There are no pending or, to best knowledge of the Sellers, threatened suits, audits, examinations, actions, litigation or claims (excluding claims for benefits incurred in the ordinary course) with respect to any of the Benefit Plans.

               (g) Each of the Benefit Plans which is intended to be "qualified" within the meaning of Section 401 of the Code has received a favorable determination letter from the IRS and no event has occurred and no condition exists which would result in the revocation of any such determination letter or otherwise result in the loss of its qualified status. Any voluntary employee benefit association which provides benefits to current or former employees of Target, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

               (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any current or former employee or director of Target,
(ii) increase any benefits under any Benefit Plan, or (iii) result in the acceleration of the time of payment, vesting or other rights with respect to any such benefits.

               (i) Target does not maintain or have an obligation to contribute to, or provide coverage under, any retiree life or retiree health plans or arrangements which provide for continuing benefits or coverage for current or former officers, directors or employees of Target, except (i) as may be required under part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary, or (ii) pursuant to a medical expense reimbursement account described in Section 125 of the Code.

               (j) None of the assets of any Benefit Plan is stock of Target or any of their affiliates, or property leased to or jointly owned by Target or any of its affiliates.

           2.30 CUSTOMERS. SCHEDULE 2.30 of the Sellers' Disclosure Schedule sets forth a true and complete list of Target's top ten (10) customer sources during the past twelve (12) months measured by number of customers whose purchases exceeded five percent (5%) of the aggregate net sales of Target during each of the last three full fiscal years.

           2.31 ACCOUNTS; LOCKBOXES AND SAFE DEPOSIT BOXES. SCHEDULE 2.31 of the Sellers' Disclosure Schedule sets forth a list of: (a) the names of each bank, savings and loan association, securities, or commodities or other financial institution in which Target has an account, (b) the location of all lockboxes and safe deposit boxes of each, and (c) the names of all Persons holding powers of attorney, including signature authority for each such account indicated in subparagraph (a) hereof or having access to each such lockbox or safe deposit box indicated in subparagraph (b) hereof.

           2.32 LICENSES. Target and each of its employees or agents providing services at the pharmacy, as applicable, (i) hold all licenses, permits, agreements and registrations ("PERMITS") required for the operation of the Business, including, without limitation, all Permits required by federal, state and local law and all applicable regulatory agencies, and (ii) are in material compliance with all applicable laws, regulations and agreements, except in the case of each of (i) and (ii), to the extent there would not be a Material Adverse Effect on Target. All such Permits are in full force and effect and Seller is not in material default in any respect with respect to any such Permit. No notice from any authority with respect to the revocation, termination, suspension or limitation of any such Permit has been issued or given, nor is Seller aware of the proposed or threatened issuance of any such notice.

           2.33 PAYMENT PROGRAMS. Except as set forth on SCHEDULE 2.33 of the Sellers' Disclosure Schedule (a) neither Seller, Target nor any of its employees or agents have received notice that it is subject to any restriction or limitation on the receipt of payment under the Medicare or Medicaid programs, any other federally funded health care program or any other third party payor (collectively, the "PAYMENT PROGRAMS"), (b) Target has valid and current provider agreements with the Payment Programs, and (c) Target is in compliance with the conditions of participation for the Payment Programs. Neither Sellers nor Target have received written notice that a Payment Program has requested or threatened any material recoupment, refund, or set-off from Target, or imposed any material fine, penalty or other sanction on Target nor has Target been excluded from participation in a Payment Program. Target has not submitted to a Payment Program any material false or fraudulent claim for payment, nor has Target at any time violated any material condition for participation, or any published rule, regulation, policy or standard of a Payment Program.

           2.34 FRAUD AND ABUSE. In connection with the Business, Target has not engaged in any activities that are prohibited under Federal Medicare and Medicaid statutes, 42 U.S.C. ss.ss. 1320a-7, 1320a-7a, 1320a-7b or the Federal False Claims Act, 31 U.S.C. ss. 3729 et seq., the regulations promulgated pursuant to such statutes, or any related state or local statutes or regulations.

           2.35 PHYSICIAN SELF-REFERRALS. Target's operations relating to the Business are in compliance with and do not otherwise violate the Federal Medicare and Medicaid statutes regarding physician self-referrals, 42 U.S.C. ss.ss. 1395nn and 1396b(s), the regulations promulgated pursuant to such statutes, or any related state or local statutes or regulations.

           2.36 CONTROLLED SUBSTANCES. Target has not engaged in any activities in connection with the Business which are prohibited under the Federal Controlled Substances Act, 21 U.S.C. ss. 801 et seq., or the regulations promulgated pursuant to such statute or any related state or local statutes or regulations concerning the dispensing and sale of controlled substances.

           2.37 DISCLOSURE. To the best knowledge of the Sellers, no representation or warranty in this Agreement, and no exhibit, document, statement, certificate, or schedule furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading, or necessary to provide a reasonable Person with adequate and complete information as to Target, the Target Assets, the Business, and the Shares.

                                   ARTICLE 3

                REPRESENTATION AND WARRANTIES OF BUYER AND PARENT

           Buyer and Parent hereby jointly and severally represent and warrant to Sellers, as of the date hereof and as of the Closing Date, as follows:

           3.1 ORGANIZATION; QUALIFICATION; AUTHORITY AND ENFORCEABILITY. Each of Buyer and Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, in the case of Buyer, and the State of Delaware, in the case of Parent, and has all requisite corporate power and authority (a) to do business in the jurisdictions wherein the character of the properties owned or leased or the nature of the activities by it make such qualification necessary, (b) to execute and deliver each Transaction Agreement to which it is a party, and (c) to perform its obligations hereunder, including the payment of the Purchase Price and the issuance of the Warrants and the Notes. Each of Buyer's and Parent's execution and delivery of each Transaction Agreement to which it is a party, and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of Buyer and Parent. No approval of the stockholders of Parent is required in connection with Parent's execution and delivery of the Transaction Agreements to which it is a party, and the performance of its obligations thereunder. Each Transaction Agreement to which either Buyer of Parent is a party has been duly executed and delivered by Buyer and Parent, respectively, and constitutes the legal, valid and binding obligation of Buyer and Parent, respectively, enforceable against Buyer and Parent, respectively, in accordance with its terms subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights.

           3.2 NO CONFLICT; NO VIOLATION OF LAWS OR AGREEMENTS. The execution and delivery of the Transaction Agreements to which either Buyer or Parent is a party do not and the consummation of the transactions contemplated thereunder and the compliance with the terms, conditions and provisions of such Transaction Agreements by Buyer and Parent will not: (a) contravene any provision of Buyer's or Parent's respective Charter or Bylaws, or (b) conflict with, or constitute, or result in any breach, default, violation of (or an event which would, with or without the passage of time or the giving of notice or both constitute or result in a breach, default or violation of) (i) any of the terms, conditions, or provisions of any indenture, mortgage, loan, credit agreement, or any other instrument, contract, agreement or commitment to which Buyer or Parent is a party, or by which any of their assets may be bound or affected or (ii) any judgment or order of any Governmental Authority applicable to either Buyer or Parent, or (iii) any law, rule, or regulation applicable to Buyer, Parent any of their Affiliates; except, in the case of (i) above, to the extent any such breach, default or violation would not result in a Material Adverse Effect on Buyer or Parent.

           3.3 CONSENTS. No consent, approval, or authorization of, or registration or filing with, any Person, including any Governmental Authority, is required in connection with Buyer's or Parent's execution and delivery of the Transaction Agreements to which they are a party or the consummation of the transactions contemplated thereunder by Buyer and Parent.

           3.4 LITIGATION AND CLAIMS. There are no Claims pending or, to the best knowledge of Buyer or Parent, threatened which seek to delay or prevent the consummation of the transactions contemplated by the Transaction Agreements or which would be reasonably likely to adversely affect or restrict Buyer's or Parent's ability to perform their obligations under the Transaction Agreements to which they are a party.

           3.5 SEC REPORTS, ETC.

               (a) The forms, reports and documents filed by Parent with the SEC since March 31, 2002 (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) (collectively, the "PARENT SEC REPORTS") did not at the time filed or at the time of their respective effective dates, as the case may be (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading.

               (b) Except as disclosed in the Parent SEC Reports, Buyer does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Buyer or Parent.

           3.6 INVESTMENT INTENT. Buyer is acquiring the Shares solely for its own account and not with a view to a sale or distribution thereof in violation of any securities laws. Buyer acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Shares, provided that the foregoing shall not limit or otherwise affect the rights or remedies of Buyer hereunder with respect to the breach of any representations, warranties, covenants or agreements of Seller contained herein. Parent is an "accredited investor," as that term is defined in Regulation D of the Securities Act, and recognizes that the Shares being acquired must be held indefinitely unless they are registered under the Securities Act or an exemption from such registration is available.

           3.7 BROKERS. Neither Buyer nor Parent nor anyone acting on their behalf has engaged, retained or incurred any liability to any broker, investment banker, finder or agent, made any agreement or taken any other action which would cause Target, Buyer, Parent or any Affiliates of Buyer or Parent to be obligated to pay any brokers fee, commission or other fees with respect to the purchase of the Shares or as a result of the transactions contemplated by this Agreement.

                                   ARTICLE 4

                               CERTAIN OBLIGATIONS

           4.1 CONDUCT OF BUSINESS PENDING CLOSING. From and after the date hereof and until the Closing (the "Pre-Closing Period"), and unless otherwise provided herein or Buyer otherwise consents or agrees in writing, the Sellers covenant and agree that they will not permit Target to:

               (a) amend its Charter or Bylaws;

               (b) change its authorized or issued capital stock, or issue any rights or options to acquire such stock;

               (c) enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business;

               (d) enter into any employment or consulting contract or arrangement with any Person which is not terminable at will, without penalty or continuing obligation;

               (e) incur, create, assume or suffer to exist any Lien affecting any of the Target Assets except Permitted Liens;

               (f) make, change, or revoke any tax election or make any agreement or settlement with any taxing authority;

               (g) incur any debt or other obligation for money borrowed except in the ordinary course of business;

               (h) loan, advance funds, or make an investment in or capital contribution to any Person;

               (i) take any action or permit to occur any event described in subparagraphs (c) through (q) of Section 2.13, unless otherwise expressly permitted in this Agreement;

               (j) sell, transfer, lease or otherwise dispose of any long term Target Asset;

               (k) take any action or omit to take any action which will result in a material violation of any applicable law or cause a material breach of any agreements, contracts, or commitments not considered ordinary course; or

               (l) enter into any agreement to do any of the foregoing.

           4.2 ORDINARY COURSE. During the Pre-Closing Period, the Business will be conducted only in the ordinary course, including billing, collection practices and payment of accounts payable.

           4.3 PRESERVATION OF BUSINESSES. During the Pre-Closing Period, the Sellers will use reasonable best efforts to preserve the business organization of Target and to preserve for Buyer the goodwill of the suppliers, customers and others having business relations with Target.

           4.4 MAINTENANCE OF EMPLOYEES. During the Pre-Closing Period, the Sellers will use their reasonable best efforts to retain all existing employees of Target and will promptly notify Buyer (a) of the termination of employment of any existing employee who has a base annual compensation of Thirty Thousand Dollars ($30,000) or more, (b) of the receipt by Target of notice of termination of employment of any existing employee and (c) if Target or either Seller believes that any existing employee intends to terminate his or her employment.

           4.5 INSURANCE. During the Pre-Closing Period, the insurance policies set out on SCHEDULE 2.28 of the Sellers' Disclosure Schedule will be maintained in full force and effect, subject only to variations required by ordinary course business operations. Buyer shall be advised in writing of any change of insurer or type of coverage from the policies listed on SCHEDULE 2.28 of the Sellers' Disclosure Schedule.

           4.6 COOPERATION. After the Closing hereunder, each party shall cooperate and take such actions as may be reasonably requested by the other party to obtain, amend or substitute any (i) permits, authorizations, licenses, bonds or surety deposits granted by or filed with any Governmental Authorities,
(ii) consents or approvals by any third Person (other than Governmental Authorities) by reason of the transactions contemplated hereby (the "PERMITS AND CONSENTS"). If any Permits and Consents must be obtained prior to Closing in order to assure the continued and uninterrupted operation of the Business after the Closing as heretofore conducted or the consummation of the transactions contemplated hereby (the "REQUIRED PERMITS AND CONSENTS"), all expenses in connection with obtaining such Required Permits and Consents will be borne by the Target.

           4.7 ACCESS, INFORMATION, AND DOCUMENTS. During the Pre-Closing Period, Buyer, Parent and their counsel, accountants, and other representatives will have full access during normal business hours to all of Target's properties, books, tax returns, contracts, commitments, records, officers, personnel, and accountants. During the Pre-Closing Period, the Sellers shall provide Buyer and Parent with all such documents and copies of documents (certified to be true copies if requested) and all information with respect to the affairs of Target as they may reasonably request. No investigation or receipt of information by Buyer or Parent pursuant to this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers under this Agreement or the conditions to the obligations of Buyer and Parent under this Agreement.

           4.8 ACQUISITION PROPOSALS. From the date hereof through the Closing, none of the Sellers, or any of their Affiliates, nor any of their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, solicit, initiate, or participate in any way in discussions or negotiations with, or provide any information or assistance to, any Person or group of Persons (other than Buyer and Parent) concerning any acquisition of an equity interest in, or any merger or consolidation with or into, or any acquisition of any portion of the assets of, Target (each, an "ACQUISITION PROPOSAL"), or assist or participate in, facilitate, or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing. The Sellers shall promptly communicate to Buyer the terms of any Acquisition Proposal which any of them or any such other Person may receive.

           4.9 CONTROLLED SUBSTANCES REGISTRATION. Within ten (10) business days following the date hereof, Buyer shall file or supply, or cause to be filed or supplied, all necessary applications and information required for Buyer's Controlled Substances Registration Certificate with the Drug Enforcement Administration.

           4.10 GUARANTIES. Sellers shall cause Target to be released from any and all guaranties made by Target to Buyer's satisfaction.

           4.11 RELATED PARTY BALANCES. Sellers shall cause Target to settle all Related Party Balances prior to Closing to Buyer's satisfaction.

           4.12 LEASE EXTENSION. Sellers shall cause the term of the Nonresidential Lease Agreement, dated December 15, 2001, by and between Darin and Target for the premises located at 2330 W. 205 Street, Torrance, California to be replaced with a new lease agreement in the form attached hereto as EXHIBIT K on its current terms until December 31, 2005.

           4.13 D&O INSURANCE. Parent shall obtain and retain for six (6) years after the Closing Date, on the same terms as Parent maintains for itself and its other subsidiaries, a claims-made directors and officers insurance policy covering each of the Sellers in their capacities as officers and directors of Target prior to Closing.

           4.14 PATENT APPLICATION ASSIGNMENT. Darin shall assign patent application No. 10/208,161 for Medicine Dispensing Apparatus, filed on July 29, 2002 to Target.

           4.15 MANAGEMENT REPRESENTATION LETTERS. The Sellers will execute Management Representation Letters reasonably requested by Parent's outside auditors in connection with the audit of Target.

                                   ARTICLE 5

                              CONDITIONS TO CLOSING

           5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND PARENT. The obligations of Buyer and Parent to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of each of the following conditions (any one or more of which may be waived in whole or in part by Buyer and Parent in Buyer's and Parent's sole discretion):

               (a) MATERIAL ADVERSE EFFECT. There shall not be a breach of, or any inaccuracy contained in, the representations and warranties or covenants of the Sellers contained in this Agreement (including the Schedules hereto) on or prior to the Closing Date, which, alone or together with other such breaches or inaccuracies, has resulted or is reasonably likely to result in a Material Adverse Effect.

               (b) DUE DILIGENCE. Parent shall be satisfied, in its sole and absolute discretion, with its business, financial, operational and legal due diligence review of Target.

               (c) PERFORMANCE AND COMPLIANCE. The Sellers shall have performed all of the covenants, and complied with all of the provisions required by this Agreement to be performed or complied with by them on or before the Closing, including the deliveries required to be made pursuant to Section 6.1 of this Agreement.

               (d) EMPLOYMENT AGREEMENTS. Target shall have entered into Employment Agreements, substantially in the form attached hereto as EXHIBIT E, with each of Allan and Brian Spencer.

               (e) CONSULTING AGREEMENT. Target shall have entered into a Consulting Agreement, substantially in the form attached hereto as EXHIBIT F with Darin.

               (f) BOOKS AND RECORDS. All Books and Records of Target shall have been delivered to Buyer as directed by Buyer.

               (g) SATISFACTORY INSTRUMENTS. All instruments and documents required of the Sellers to effectuate and consummate the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Buyer and its counsel.

               (h) REQUIRED PERMITS AND CONSENTS. All Required Permits and Consents, if any, to be obtained by the Sellers pursuant to Section 4.6 prior to the consummation of the transactions contemplated by this Agreement shall have been obtained.

               (i) LITIGATION. No order of any Governmental Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement. There shall not be threatened, nor shall there be pending, any action or proceeding (i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions, or (ii) which would likely have a Material Adverse Effect.

               (j) INDEBTEDNESS PAYOFF LETTERS. Buyer shall have received the Indebtedness Payoff Letter, and upon payment of the amounts specified therein in accordance with Section 1.5(a), Target shall have no obligation for any indebtedness to any financial institution and Buyer shall have received evidence reasonably satisfactory to it that Target and the Target Assets have been released from any and all obligations and Liens relating to such indebtedness.

               (k) REMEDIAL ACTION PLAN. The Sellers shall have provided to Ramsell Corporation by May 1, 2003 the Remedial Action Plan referred to in the Ramsell Letter and shall have provided Parent with a copy of such plan.

               (l) GAAP BALANCE SHEET. The Sellers shall have provided to Buyer an unaudited balance sheet of Target as of April 30, 2003 prepared in accordance with GAAP, on a basis consistent with the balance sheet of Target provided to Parent on or about April 16, 2003, a copy of which is attached hereto as EXHIBIT L, and which shall reflect a Net Worth not less than $2,000 lower than the Net Worth reflected in the balance sheet delivered on or about April 16, 2003.

           5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS. The obligation of the Sellers to proceed with the Closing is subject to the fulfillment prior to or at Closing of each of the following conditions (any one or more of which may be waived in whole or in part by the Sellers in their sole discretion):

               (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer and Parent contained herein shall be true, accurate, complete and correct in all material respects as of the Closing Date.

               (b) PERFORMANCE AND COMPLIANCE. Buyer and Parent shall have performed all of the covenants and complied with all the provisions required by this Agreement to be performed or complied with by Buyer or Parent on or before the Closing.

               (c) LITIGATION. No order of any Governmental Authority shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

               (d) SATISFACTORY INSTRUMENTS. All instruments and documents required of Buyer or Parent to effectuate and consummate the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Seller and its counsel.

               (e) REQUIRED PERMITS AND CONSENTS. All Required Permits and Consents, if any, to be obtained by Buyer pursuant to Section 4.6 prior to the consummation of the transactions contemplated hereby shall have been obtained.

               (f) SATISFACTION OF CLOSING CONDITIONS. Upon the occurrence of the Closing, unless otherwise specified in writing, all closing conditions set forth in Sections 5.1 and 5.2 shall be deemed satisfied and irrevocably waived.

                                   ARTICLE 6

                      DELIVERIES AND PROCEEDINGS AT CLOSING

           6.1 CLOSING DELIVERIES BY SELLER. Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall deliver or cause to be delivered to Buyer and Parent the following documents, all in form and content reasonably satisfactory to Buyer and Parent:

               (a) CORPORATE DOCUMENTS.

                    (i) Certificates of corporate good standing or legal existence of Target as of a recent date;

                    (ii) The duly executed resignation, effective as of the Closing, of each of the officers and directors and of each of the trustees, plan administrators and fiduciaries of Target other than such parties whose names are listed on SCHEDULE 6.1(A)(II) of the Sellers' Disclosure Schedule;

                    (iii) Evidence reasonably acceptable to Buyer that the authority of the persons holding powers of attorney or having signature authority or access to lockboxes or safe deposit boxes as indicated on SCHEDULE
2.31 of the Sellers' Disclosure Schedule has been terminated.

                    (iv) Certifications by the Chief Financial Officer and the Chief Executive Officer of Target as to the accuracy of the Financial Statements in the form attached hereto as Exhibit G; and

                    (v) A legal opinion of Cooley Godward LLP in the form of Exhibit H.

               (b) TRANSFER OF SHARES.

                    (i) Stock certificates evidencing the Shares accompanied by stock powers duly executed in blank and any other documents that are necessary to transfer to Buyer good title to the Shares, free and clear of all Liens; and

                    (ii) One or more certificates of the non-foreign status of Seller required to be delivered under Treas. Reg. Section 1.1445-2 in order to relieve Buyer of the requirements to withhold United States Taxes under Section 1445 of the Code.

           (c) RELATED AGREEMENTS.

               (i) The Employment Agreements described in Section 5.1(d);

               (ii) The Security Agreement;

               (iii) A General Release;

               (iv) All Required Permits and Consents;

               (v) An appropriate power of attorney in connection with Buyers' application for a temporary permit and subsequent permanent license to own and operate the Business from the California Board of Pharmacy, in form and substance satisfactory to Buyer; and

               (vi) Removal of guarantees, if any.

           6.2 DELIVERIES BY BUYER AND PARENT. Subject to the terms and conditions of this Agreement, at the Closing, Buyer and Parent shall deliver or cause to be delivered to Sellers the following all in form and content reasonably satisfactory to Sellers:

               (a) CORPORATE DOCUMENTS.

                    (i) Officer's Certificates of Buyer and Parent certifying as to (A) the incumbency and genuineness of the signatures of the respective officers of Buyer or Parent executing this Agreement or any other Purchase Document, (B) the truth and correctness of the respective corporate resolutions authorizing the entry by Buyer or Parent into this Agreement and the transactions contemplated hereby and (C) the truth, correctness and completeness of the respective Charter and Bylaws of Buyer and Parent;

                    (ii) Certificates of corporate good standing or legal existence of Buyer and Parent as of a recent date; and

                    (iii) A legal opinion of McDermott, Will & Emery in the form of Exhibit I.

               (b) PURCHASE PRICE PAYMENT.

                    (i) Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) by wire transfer of immediately available funds; and

                    (ii) Two Million Four Hundred Thousand Dollars ($2,400,000) by delivery of the Notes and the Security Agreement.

               (c) RELATED AGREEMENTS.

                    (i) The Warrants;

                    (ii) A General Release.

                                   ARTICLE 7

                                   TERMINATION

                                   [RESERVED]
                                   ARTICLE 8

                          CERTAIN ADDITIONAL COVENANTS

           8.1 COSTS AND EXPENSES. Each party hereto will pay its own costs and expenses, including legal and accounting fees, in connection with the negotiation, execution, performance of and compliance with this Agreement, except that Target shall pay all of such costs and expenses of the Sellers before the Closing Date.

           8.2 NO SOLICITATION. For a period of three (3) years from and after the Closing Date, none of Allan, Darin and their respective Affiliates, nor any Person controlled, directly or indirectly, by any of them, may, directly or indirectly, alone or in association with any other Person, whether as owner, partner, shareholder, member, consultant, agent, employee, co-venturer or otherwise, (i) employ, attempt to employ, recruit or otherwise solicit, induce or influence any person who is then currently employed or retained by Buyer or any of its Affiliates to leave such employment or otherwise terminate its relationship with Buyer or any of its Affiliates or otherwise interfere with any such person's employment or relationship with Buyer or any of its Affiliates; PROVIDED, HOWEVER, that the foregoing shall not prohibit the Sellers and their Affiliates from employing any individuals who have received notice of termination from, or who ceased to be employed by, Buyer or its Affiliates prior to the first time such individuals discussed with any representative of the Sellers or their Affiliates employment by Sellers or any of their Affiliates; or
(ii) solicit, encourage, induce, directly or indirectly, any Person, customer or supplier to terminate or otherwise modify adversely its business relationship with Buyer or any of its Affiliates.

           8.3 NON-COMPETITION. For a period of three (3) years after the Closing Date, neither Seller and no Person controlled, directly or indirectly, by any such Seller may, directly or indirectly, alone or in association with any other Person, whether as owner, partner, shareholder, member, consultant, agent, employee, co-venturer or otherwise, engage, participate or assist in any business competitive with the retail HIV/AIDS pharmacy business conducted by Buyer or any of its Affiliates in California in the following counties: (1) Los Angeles, (2) San Diego, (3) Orange, (4) Santa Barbara, (5) Ventura, (6) San Bernardino, (7) Riverdale, (8) Imperial, (9) San Francisco, (10) Kern and (11) San Louis Obispo or in any other State in the United States other than California (a "COMPETITIVE BUSINESS"), or carry on, or be engaged or concerned in, solicit on behalf of, take part in or render consulting services to, or own, share in the earnings of, or invest in the stock, bonds or other securities of, any Person engaged in Competitive Business; PROVIDED, HOWEVER, that ownership of five percent (5%) or less of any outstanding stock of a publicly held corporation shall not be a violation of the provisions of this Section 8.3.

           8.4 CONFIDENTIAL INFORMATION; CONFIDENTIALITY. As used in this Agreement, "CONFIDENTIAL INFORMATION" means information belonging to the Target or Parent that is of value to Target or Parent in the course of conducting their business and the disclosure of which would reasonably be expected to result in a competitive disadvantage to Target or Parent. By way of example and not in derogation of the foregoing definition, Confidential Information includes, without limitation, (A) financial information, reports and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes and formulae; software-marketing and sales information and plans, customer and supplier lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) that have been discussed or considered by Target or Parent; (B) information developed by the Sellers in connection with or related to the Target or the Business, as well as other information to which the Sellers may have access in connection with or related to the Target or the Business; and
(C) the lawfully acquired confidential information of others with which the Target has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to a breach of the Sellers' obligations under this Section 8.4.

           Each Seller will keep in confidence and trust all Confidential Information, and will not use or disclose any Confidential Information without the written consent of the Parent and Buyer, except as required by law or legal process. If a Seller is required by law or legal process to disclose any Confidential Information, such Seller shall not be in breach of this Section 8.4 if such Seller provides Buyer with prompt notice thereof so that Buyer may seek a protective order or other appropriate remedy to prevent or limit disclosure of any Confidential Information. Each Seller shall cooperate, to the extent practicable and without material cost or expense to the Seller, with Buyer's application for a protective order or remedy, and, in any event, shall disclose only that portion of the Confidential Information that such Seller is legally required to disclose.

           8.5 ADJUSTMENTS TO PURCHASE PRICE. Amounts payable in respect of the indemnification obligations under Sections 9.2 and 9.3 hereof shall be treated by the Sellers, Buyer and Parent as adjustments to the Purchase Price.

           8.6 SECTION 338 ELECTION. Neither Buyer nor Target will make an election under Section 338 of the Code with respect to the transactions contemplated by this Agreement.

                                   ARTICLE 9

                                 INDEMNIFICATION

           9.1 SURVIVAL.

               (a) GENERAL. Except as set forth in subsection (b) below, the representations and warranties of the Sellers and Buyer and Parent contained herein shall survive the Closing and remain in full force and effect, for two
(2) years after the Closing Date except as otherwise provided in this Section
9.1. The covenants and agreements of the Sellers and the Buyer and Parent shall survive (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations. The representations and warranties of Buyer and the Parent and of the Sellers, respectively, shall not be affected by any investigation, disclosure, verification, inspection or examination by any party hereto or by anyone on behalf of any such party, except as specifically set forth in an exhibit or document delivered pursuant to this Agreement.

               (b) TITLE TO SHARES. The representations and warranties set forth in and Section 2.2 entitled "Title to Shares" shall survive the Closing without any time limitation.

           9.2 INDEMNIFICATION BY THE SELLERS. Each Seller shall Pro Rata jointly and severally indemnify, defend and hold harmless Buyer, Parent, their respective officers, directors, employees, consultants, owners, agents and Affiliates (including Target), regardless of any investigation made by Buyer or Parent or on their behalf, for, against, from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder) (collectively, "LOSSES") which are sustained or suffered by any of them arising out of, resulting from or pertaining to:

               (a) any breach of, or inaccuracy contained in, any representation or warranty made by the Sellers in this Agreement or in any certificate delivered by the Sellers pursuant to this Agreement;

               (b) any failure of the Sellers to perform any covenant or agreement to be performed after the Closing Date hereunder or fulfill any other obligation in respect hereof; and

               (c) the Excess Settlement Amount.

           9.3 INDEMNIFICATION BY BUYER AND PARENT. Buyer and Parent shall jointly and severally indemnify, defend and hold harmless the Sellers, for, against, from and in respect of any and all Losses which may be sustained or suffered by either of them arising out of, resulting from or pertaining to:

               (a) any breach of, or any inaccuracy contained in, any representation or warranty made by Buyer and Parent in this Agreement or in any certificate delivered by Buyer or Parent pursuant to this Agreement;

               (b) any failure of Buyer to perform any covenant or agreement to be performed after the Closing Date hereunder or fulfill any other obligation in respect hereof; or

               (c) any payment or other obligation of Allan H. Peterson related to the 2003 Toyota Corolla (VIN #JTDBR32E830004164).

           9.4 MATERIALITY. Notwithstanding that certain representations or covenants set forth in this Agreement are qualified to the effect that they are not breached unless the breach is "material" or affects the Buyer or Parent or the Seller in a "material respect" (a "materiality qualifier"), either party shall be entitled to indemnification pursuant to Section 9.2 or 9.3, as the case may be, with respect to any single occurrence of fact or related set of facts which, regardless of any materiality qualifier, would be a breach of a representation or covenant.

           9.5 LIMITATIONS.

               (a) MAXIMUM LIABILITY. The aggregate obligation of the Sellers to indemnify any Indemnified Party for any Losses under this Article 9 shall not exceed an amount equal to the principal and interest outstanding under the Notes. Notwithstanding the foregoing, the aggregate obligation of the Sellers to indemnify any Indemnified Party for Losses under this Article 9 for any matter other than any breach of or inaccuracy contained in, any representation or warranty made by the Seller and set forth in Section 2.2 entitled "Title to Shares," shall not exceed an amount equal to the amount of principal and interest outstanding under the Notes on the date such Indemnified Party provides the Sellers with written notice of any such claim, it being understood that each Seller's obligation for such claims under this Article 9 shall not exceed an amount equal to the principal and interest outstanding under such Seller's allocable portion of the Notes and that, except for a right of set-off against the principal and interest under the Notes, no Indemnified Party shall have any recourse under this Article 9 to the payment paid to the Sellers under Section 1.5(a) or to any other personal property, rights or assets of Sellers.

               (b) MINIMUM CLAIM AMOUNT. No Claim may be made for indemnification of any Losses by any Indemnified Party unless such Claim for Losses individually exceeds Twenty Thousand Dollars ($20,000); PROVIDED, HOWEVER, that in the case of any Claim for Losses attributable to (i) Taxes, the amount of such Claim shall be determined by reference to the aggregate Losses attributable to any particular Return and not to any particular item of such Return, or (ii) any breach or inaccuracy contained in any representation or warranty made by the Sellers and set forth in Sections 2.33, 2.32 or 2.34 entitled "Payment Programs" and "Fraud and Abuse" (a "PAYMENT PROGRAM/FRAUD AND ABUSE CLAIM"), the amount of such Claim shall be determined by reference to the aggregate losses attributable to any number of such recoupments, referrals, set-offs, fines, penalties or other monetary sanctions; and provided, further, that the foregoing minimum claim amount shall not apply to any Claim for the Excess Settlement Amount.

               (c) TRIGGER AMOUNT. No Indemnifying Party shall be liable to any Indemnified Party for indemnification of any Losses under this Article 9 until the aggregate amount of all indemnifiable Losses of such Indemnified Party exceeds One Hundred Twenty-Five Thousand Dollars ($125,000) (the "TRIGGER AMOUNT"); in which event the Indemnifying Party's indemnification obligation shall apply to the aggregate amount of all claims with respect to which the Indemnified Party is entitled to indemnification hereunder (including any claims which individually or in the aggregate did not reach the Trigger Amount); PROVIDED, HOWEVER, that such Trigger Amount shall not apply in the case of any Claim for Losses attributable to (i) Taxes, (ii) any Payment Program Claim or
(iii) any Claim for the Excess Settlement Amount.

           9.6 NOTICE AND OPPORTUNITY TO DEFEND. Each Person seeking indemnification under this Article 9 (the "INDEMNIFIED PARTY") shall promptly notify the other party obligated to provide indemnification (the "INDEMNIFYING PARTY") of any Claim as to which indemnity may be sought in writing; PROVIDED, HOWEVER, that failure to provide prompt notice relieves the Indemnifying Party of its obligations under this Agreement only to the extent that such failure prejudices the Indemnifying Party hereunder. The Indemnified Party has the right to control the defense of such Claim and the Indemnifying Party is entitled to participate in the defense of such Claim. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent and the Indemnifying Party, in the defense of any such Claim, shall not, except with the prior consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release of the Indemnified Party from all liability in respect to such Claim by the claimant or plaintiff. Notwithstanding any other provision of this
Section 9.5, the Sellers shall not have the right to defend a claim and control the defense, settlement and prosecution of any litigation if such claim or litigation arises with respect to, or relates to, an investigation brought against Target, Buyer or Parent by or on behalf of the United States or any state government (collectively, "GOVERNMENT CLAIMS"). Buyer and Parent shall have the right to defend, compromise and settle any Government Claims and the Sellers shall continue to indemnify Buyer and Parent with respect to such Government Claims pursuant to this Section 9.6.

           9.7 CLAIMS FOR INDEMNITY. The Indemnifying Party shall, within 10 business days of its receipt of written notice from the Indemnified Party setting forth in reasonable detail the amount of Losses for which the Indemnified Party is entitled to indemnification under this Article 9 (such amount being hereinafter referred to as the "INDEMNIFIABLE LOSS") examine in good faith the Indemnified Party's written notice and, if it deems appropriate, send a written notice to the Indemnified Party disputing all or part of the amount Indemnifiable Losses claimed by the Indemnified Party in such notice (a "CONTESTED AMOUNT"). If the Indemnifying Party does not dispute the amount of Indemnifiable Losses within such 10 business day period, the Indemnified Party shall be entitled to full and prompt payment of such amount of Indemnifiable Losses and in such event shall have the right to off-set such amounts from the Notes. If the Indemnifying Party submits to the Indemnified Party a written notice of dispute of the Contested Amount, the Indemnified Party and the Indemnifying Party shall negotiate in good faith to resolve such dispute for a period of two (2) weeks. If the parties are unable to resolve their dispute, the Indemnified Party shall be entitled to prompt payment of any un-Contested Amount and shall be entitled to payment of any Contested Amount, if any, on the date that a court of competent jurisdiction shall enter a final judgment, order or decree related to such Contested Amount. For purposes hereof, the Indemnifiable Loss shall include the amounts so paid, or determined to be owing, by the Indemnified Party together with costs and reasonable attorneys' fees and interest on the foregoing items at the annual rate of ten percent (10%) from the date of notice that the Indemnifiable Loss is due from the Indemnifying Party to the Indemnified Party as provided above, until the Indemnifiable Loss shall be paid. If such Indemnified Party does not prevail in its enforcement action hereunder, it shall reimburse the Indemnifying Party's reasonable costs in such action.

           9.8 ADJUSTMENTS TO INDEMNIFICATION PAYMENTS.

               (a) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment by the Indemnifying Party, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any Claim, recovery, settlement or payment by or against any third Person, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the rate of ten percent (10%) per annum), will promptly be repaid by the Indemnified Party to the Indemnifying Party. Upon making any indemnity payment the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnified Party against any third Person that is not an Affiliate of the Indemnified Party in respect of the Indemnifiable Loss to which the indemnity payment relates; PROVIDED, HOWEVER, that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnified Party recovers full payment of its Indemnifiable Loss, any and all Claims of the Indemnifying Party against any such third Person on account of said indemnity payment will be subrogated and subordinated in right of payment to the rights of the Indemnified Party against such third Person. Without limiting the generality or effect of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights. The Indemnified Party shall use its reasonable efforts to make insurance Claims relating to any Claim for which it is seeking indemnification pursuant to this Article 9; provided that the Indemnified Party shall not be obligated to make such an insurance Claim if the Indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance Claim together with any corresponding increase in insurance premiums or other chargebacks to the Indemnified Party would exceed the value of the insurance Claim relating to any Claim for which the Indemnified Party is seeking indemnification.

               (b) If an Indemnifiable Loss relates to Taxes resulting from the inclusion of income or disallowance of deductions in a period ending prior to or on the Closing Date and all or a portion of such income or deduction is excluded or allowed, respectively, in another period ending prior to or on the Closing Date, the amount of the Indemnified Loss shall be limited to the net Tax increase for such periods and the net amount of interest and penalties incurred with respect thereto.

           9.9 NO OTHER REPRESENTATIONS, ETC.; RESCISSION. Except as set forth in this Agreement, no party makes any representation, warranty, covenant or agreement with respect to the matters contained herein. Notwithstanding anything herein to the contrary, no breach of any representation, warranty, covenant or agreement of any party contained herein shall give rise to any right on the part of any party, after the consummation of the purchase and sale of the Shares contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

           9.10 SOLE AND EXCLUSIVE REMEDY. The indemnification provided under this Article 9 shall constitute the sole and exclusive remedy of any Indemnified Party subsequent to the Closing for any Losses sustained by such Indemnified Party as a result of any breach of this Agreement, including any inaccuracy of the Officers' Certification provided to Buyer pursuant to Section 6.1(a)(iv), other than losses or liabilities based upon fraud or fraudulent misrepresentation, it being expressly understood that the right of set-off against the principal and interest under the Notes shall constitute the sole and exclusive remedy subsequent to the Closing of any Indemnified Person for any Losses sustained by such Indemnified Person as a result of any breach of this Agreement by the Sellers including any inaccuracy of the Officers' Certification provided to Buyer pursuant to Section 6.1(a)(iv).

           9.11 SURVIVAL OF INDEMNIFICATION OBLIGATIONS. The indemnification and other obligations of Seller, Buyer and Parent under this Article 9 shall survive for the same period of time set forth in Section 9.1, and shall terminate with the expiration of such survival period. Claims or demands asserted prior to the expiration of such period shall survive until final resolution thereof.

                                   ARTICLE 10

                                  MISCELLANEOUS

           10.1 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier, or if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses or by telecopy, receipt confirmed (or at such other address as shall be given in writing by any party to the other):

                     If to Buyer or Parent, to:

                               Allion Healthcare, Inc.
                               33 Walt Whitman Road, Suite 200A
                               Huntington Station, New York  11746
                               Fax:  (631) 547-6532
                               Attention:  Michael P. Moran


                     With a copy to:

                               McDermott, Will & Emery
                               50 Rockefeller Plaza
                               New York, New York 10020
                               Fax: (212) 547-5444
                               Attention:  Harvey A. Werblowsky, Esq.

                     If to Sellers, to:

                               Darin Peterson
                               21 Flagstone
                               Coto de Caza, CA 92679


                               and

                               Allan H. Peterson
                               23318 Evalyn Avenue
                               Torrance, CA 90505


                     With a copy to:

                               Cooley Godward LLP
                               4401 Eastgate Mall
                               San Diego, California  92121
                               Fax: (858) 550-6420
                               Attention: Frederick T. Mutto, Esq.
                                          Deyan P. Spiridonov, Esq.

           10.2 SUCCESSORS AND ASSIGNS. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent and Buyer are entitled to assign all or part of their rights and obligations under this Agreement to an Affiliate of Buyer or Parent, PROVIDED, HOWEVER, that Buyer or Parent, as the case may be, shall remain fully responsible for the performance of its obligations hereunder.

           10.3 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require. All references herein to Articles, Sections (other than Sections of the Code or any other statute) and subsections shall be deemed to be references to Articles, Sections and subsections of this Agreement unless the context shall otherwise require.

           10.4 GOVERNING LAW. WITH RESPECT TO CORPORATE GOVERNANCE MATTERS CONCERNING A CORPORATION OF ANY JURISDICTION, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH JURISDICTION. WITH RESPECT TO ALL OTHER MATTERS, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

           10.5 CONSENT TO JURISDICTION. The Parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement may be brought and enforced in the courts of the State of California or of the United States of America located in the State of California, and irrevocably submits to such jurisdiction for such purpose. The Parties hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Parties (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Party so served in any action, proceeding or claim.

           10.6 HEADINGS. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

           10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

           10.8 FURTHER ASSURANCES. Both before and after Closing hereunder, each party shall cooperate and take such action as may be reasonably requested by another party in order to more fully carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

           10.9 COURSE OF DEALING. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of a subsequent breach hereunder. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

           10.10 SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

           10.11 ENTIRE AGREEMENT. This Agreement and the Schedules, Exhibits and Certificates hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions, and undertakings between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written. This Agreement may not be amended except by an instrument in writing signed by the party sought to be charged with effect of such amendment.

                            [signature page follows]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

           MOMS PHARMACY, INC.


           By:  ________________________
           Name:
           Title:


           ALLION HEALTHCARE, INC.


           By:  ________________________
           Name:
           Title:


           DARIN A. PETERSON


           By:  ________________________



           ALLAN H. PETERSON


           By:  ________________________













                  [signature page to stock purchase agreement]

                                    Exhibit A

                                   DEFINITIONS


"ACQUISITION PROPOSAL" has the meaning specified in Section 4.8.

"AFFILIATE" means, when used with respect to any Person, (a) if such Person is a corporation, any officer or director thereof or any Person which is, directly or indirectly, beneficial owner (by itself or as part of any group) of more than fifty percent (50%) of any class of any voting security thereof, (b) if such Person is an LLC, any officer or manager thereof or any Person which is, directly or indirectly, beneficial owner (by itself or as part of any group) of more than fifty percent (50%) of any class of any voting interest therein, (c) if such Person is a partnership, any general partner thereof or any Person which is, directly or indirectly, beneficial owner (by itself or as part of any group) of more than fifty percent (50%) of any limited partnership interest thereof, and (d) any other Person which directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such Person. For purposes of this definition: (i) any "BENEFICIAL OWNER" that is a partnership shall be deemed to include any general or limited partner thereof, any "BENEFICIAL OWNER" that is an LLC shall be deemed to include any Person controlling, controlled by or under common control with such beneficial owner, or any officer, manager or member of such beneficial owner or of any LLC occupying any such control relationship, and any "BENEFICIAL OWNER" that is a corporation shall be deemed to include any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship; and (ii) "CONTROL" (including the correlative terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"AGREEMENT" has the meaning specified in the Introduction hereto.

"BENEFICIARY" means the Person(s) designated by an employee, former employee, by operation of law or otherwise, as the party entitled to compensation, benefits, damages, insurance coverages, indemnification, or any other goods or services under any Benefit Plan.

"BENEFIT PLANS" has the meaning specified in Section 2.29(a).

"BEST KNOWLEDGE OF THE SELLERS " and similar phrases are limited to the actual knowledge of the individual Sellers and means that no such individual has actual knowledge of any state of facts which is different from the facts described in this Agreement or the schedules, after due inquiry and investigation.

"BOOKS AND RECORDS" includes the original and all copies of reports, books, manuals, financial statements, or reports, price books, confirmations, telegrams, receipts, inventory books, contracts, printed matters, computer printouts, teletypes, invoices, transcripts, analyses, Returns, minutes, accounts, estimates, projections, comparisons, press releases, reviews, opinions, studies and investigations, graphic representations of any kind (including photographs, charts, graphs, videotape and motion pictures, electronic and mechanical records, tapes, cassettes, discs, and recordings, whether preserved in writing, phone record, film, tape, videotape, or computer record).

"BUSINESS" has the meaning specified in the Introduction hereto.

"BUYER" has the meaning specified in the Introduction hereto.

"BYLAWS" means the bylaws of any corporation organized under the laws of any State of the United States of America and any equivalent document of any corporation or entity organized under the laws of another jurisdiction, as amended or restated through the date hereof or the Closing Date, as the case may be.

"CERCLA" has the meaning specified in Section 2.18(b) hereto.

"CHARTER" means the Certificate of Incorporation or Formation, Articles of Incorporation or Organization or other organizational document of a corporation or an LLC organized under the laws of any State of the United States of America and any equivalent document of a corporation, LLC or other similar entity organized under the laws of another jurisdiction, as amended or restated through the date hereof or the Closing Date, as the case may be.

"CLAIM" means an action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim or demand.

"CLOSING" has the meaning specified in Section 1.4.

"CLOSING DATE" has the meaning specified in Section 1.4.

"CODE" means the Internal Revenue Code of 1986 and valid interpretations thereof, as reflected in Treasury regulations, published IRS rulings and court decisions.

"COMPETITIVE BUSINESS" has the meaning specified in Section 8.3.

"CONFIDENTIAL INFORMATION" has the meaning specified in Section 8.4.

"CONTRACTS" has the meaning specified in Section 2.17(a).

"DISCLOSURE SCHEDULES" shall the Sellers' Disclosure Schedules delivered to Buyer in connection with the transactions contemplated hereby.

"ENVIRONMENTAL LAWS" shall mean all federal, state or local laws, including without limitation, common law, ordinances, requirements, rules, regulations, licenses, permits, orders, injunctions, judgments, or decrees relating to or addressing the environment, land use, or health and safety for the benefit and protection of the general public but excluding Worker Health and Safety Laws, which shall include the use, handling or disposal of any contaminant, subsidence, water drainage, treatment, impoundment, nuisances and zoning.

"EQUITY PERCENTAGE" has the meaning specified in the Introduction hereto.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE" has the meaning specified in Section 2.29(d).

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

"EXCESS SETTLEMENT AMOUNT" has the meaning specified in Section 1.7(c).

"FINANCIAL STATEMENT DATE" has the meaning specified in Section 2.8(a).

"FINANCIAL STATEMENTS" has the meaning specified in Section 2.8(a).

"GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

"GENERAL RELEASE" means a General Release to be executed by each Seller, Buyer and Parent, a form of which is attached hereto as Exhibit J.

"GOVERNMENTAL AUTHORITY" means all agencies, instrumentalities, departments, commissions, courts, tribunals, or boards of any government, whether foreign, federal, state, or local.

"GOVERNMENT CLAIMS" has the meaning specified in Section 9.6.

"HAZARDOUS SUBSTANCES" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental Laws.

"INDEBTEDNESS PAYOFF LETTER" means a letter from California Federal Bank, FSB, which letter sets forth the principal amount plus accrued interest and fees and penalties, if any, guaranteed by Target to such creditor as of the Closing Date.

"INDEMNIFIABLE LOSS" has the meaning specified in Section 9.7.

"INDEMNIFIED PARTY" has the meaning specified in Section 9.6.

"INDEMNIFYING PARTY" has the meaning specified in Section 9.6.

"INTELLECTUAL PROPERTY" has the meaning specified in Section 2.23

"INTERIM STATEMENTS" has the meaning specified in Section 2.8(a)

"IRS" means the Internal Revenue Service and any similar or successor agency of the federal government of the United States of America administering the Code.

"LEASED REAL PROPERTY INTERESTS" has the meaning specified in Section 2.21(b).

"LICENSES" has the meaning specified in Section 2.18(c).

"LIEN" means, with respect to any asset or right, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim or right whatsoever, title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing except with respect to securities, restrictions on transferability imposed by federal and state securities laws.

"LLC AGREEMENT" means the limited liability company agreement, operating agreement or any equivalent document of any LLC organized under the laws of any State of the United States of America or any LLC or other similar entity organized under the laws of another jurisdiction, as amended and restated through the date hereof or the Closing Date, as the case may be.

"LLC" means limited liability company.

"LOSSES" has the meaning specified in Section 9.2.

"MATERIAL" and "MATERIALLY" and derivatives thereof, whether capitalized or not, when used to qualify a representation, warranty, or covenant contained in this Agreement shall mean, unless otherwise defined, or unless the context requires otherwise, either (i) that there is a reasonable probability, under all the circumstances and in view of the total mix of information available, that a reasonable person in the position of the party relying thereon would attach importance in deciding whether to enter into and consummate this Agreement in accordance with the specific terms contained herein.

"MATERIAL ADVERSE EFFECT ON TARGET" means an occurrence or event which has or is reasonably likely to have a material adverse impact or effect on the business, operations or financial condition of Target; PROVIDED HOWEVER, that in no event shall any of the following, in and of themselves, constitute a Material Adverse Effect on the Target: (A) any adverse change, effect or occurrence attributable to the U.S. economy as a whole, the industries in which the Target competes, or (B) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing.

"MATERIAL ADVERSE EFFECT ON BUYER OR PARENT" means an occurrence or event which has or is reasonably likely to have a material adverse impact or effect on the business, operations, or financial condition of Buyer or Parent, respectively and its subsidiaries, taken as a whole; PROVIDED HOWEVER, that in no event shall any of following, in and of themselves, constitute a Material Adverse Effect on Buyer or Parent: (A) any adverse change, effect or occurrence attributable to the U.S. economy as a whole, the industries in which the Buyer competes, or (B) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing.

"NET WORTH" means the difference between Target's Assets and the total liabilities of Target as set forth in the Target's balance sheet as "total equity".

"NEUTRAL FIRM" means a nationally recognized accounting firm (other than Deloitte & Touche LLP) mutually acceptable to and agreed upon by Buyer and Seller which shall have no material financial relationship with any party to this Agreement.

"NOTES" has the meaning specified in Section 1.5(c).

"PARENT" has the meaning specified in the Introduction hereto.

"PARENT SEC REPORTS" has the meaning specified in Section 3.5.

"PAYMENT PROGRAM/FRAUD AND ABUSE CLAIM" has the meaning specified in Section 9.5(c).

"PERMITS" has the meaning specified in Section 2.32.

"PERMITS AND CONSENTS" has the meaning specified in Section 4.6.

"PERMITTED LIENS" means (i) liens for current ad valorem taxes not yet delinquent and other inchoate statutory liens for charges not yet due and payable; (ii) private, public and utility easements, rights of way and roads and highways, if any, which do not individually or in the aggregate materially interfere with the conduct of the Business as presently conducted; (iii) building and zoning regulations of the jurisdictions in which the Real Property Interests are located; (iv) matters of public record; (v) those facts which might be disclosed by an accurate survey of the Real Property Interests; and
(vi) such facts and circumstances that are plainly visible or reasonably discernable by an actual view of the Real Property Interests

"PERSON" means any natural person, corporation, business trust, trust, estate, partnership, limited partnership, LLC, limited liability partnership, association, joint venture, or other entity.

"PERSONAL PROPERTY" has the meaning specified in Section 2.22. "PRE-CLOSING PERIOD" has the meaning specified in Section 4.1.

"PRO RATA" means pro rata based on the number of Shares owned by each Seller on the Closing Date.

"PURCHASE DOCUMENTS" means this Agreement and any other certificate, document, instrument, stock power or agreement executed in connection herewith.

"PURCHASE PRICE" has the meaning specified in Section 1.2.

"RAMSELL LETTER" has the meaning specified in Section 1.7(a).



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"REAL PROPERTY INTERESTS" has the meaning specified in Section 2.21(b).

"REALTY LEASES" has the meaning specified in Section 2.21(b).

"RELATED PARTY" means any Seller, any of the members, managers, officers or directors of any Seller or any Affiliate of any Seller or any of their respective members, managers, officers or directors, or any Person in which any Seller has any direct or material indirect interest.

"RELATED PARTY BALANCES" has the meaning specified in Section 2.25 hereto.

"RELATED TRANSACTIONS" has the meaning specified in the Introduction hereto.

"RELEASE" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any contaminant through or in the air, soil, surface water, groundwater or real property.

"REQUIRED PERMITS AND CONSENTS" has the meaning specified in Section 4.6.

"RETURNS" means all reports, estimates, declarations of estimated tax, information statements, forms, and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

"SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

"SECURITY AGREEMENT" means the Security Agreement attached hereto as Exhibit C.

"SELLER" has the meaning specified in the Introduction hereto.

"SELLERS' DISCLOSURE SCHEDULE" has the meaning specified in the introduction to
Article 2.

"SETTLEMENT AMOUNT" has the meaning specified in Section 1.7(a).

"SFAS 87" has the meaning specified in Section 2.29(d).

"SHARES" has the meaning specified in the Introduction hereto.

"SUBSIDIARIES" has the meaning specified in the Introduction hereto.

"TARGET" has the meaning specified in the Introduction hereto.

"TARGET ASSETS" means the assets of Target used or held for use in the Business.

"TAXES" OR "TAX" means all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including federal income taxes and state income taxes), real property




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gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which any Target is required to pay, withhold or collect.

"TRANSACTION AGREEMENTS" means (i) this Agreement, (ii) the Warrants, (iii) the Notes, (iv) the Security Agreement, and (v) the General Release.

"TRIGGER AMOUNT" has the meaning specified in Section 9.5(c).

"UNAUDITED FINANCIAL STATEMENTS" has the meaning specified in Section 2.8(a) hereto.

"WORKER HEALTH AND SAFETY LAWS" shall mean all federal, state or local laws, including ordinances, requirements, rules, regulations, licenses, permits, orders, injunctions, judgments or decrees relating to or addressing workplace or worker safety and health.

"WARRANTS" has the meaning specified in Section 1.2.





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